Exhibit 99.5

THE INSTRUCTIONS ACCOMPANYING THIS SUPPLEMENTAL LETTER OF TRANSMITTAL (PRINTED ON BLUE PAPER) SHOULD BE READ CAREFULLY BEFORE THIS SUPPLEMENTAL LETTER OF TRANSMITTAL IS COMPLETED. THIS SUPPLEMENTAL LETTER OF TRANSMITTAL IS FOR USE BY ELECTING SHAREHOLDERS ONLY IN ACCEPTING THE OFFER BY BISON ACQUISITION CORP. AND BROOKFIELD INFRASTRUCTURE CORPORATION EXCHANGE LIMITED PARTNERSHIP, TO PURCHASE ALL ISSUED AND OUTSTANDING COMMON SHARES OF INTER PIPELINE LTD. TOGETHER WITH THE ASSOCIATED RIGHTS ISSUED AND OUTSTANDING UNDER THE SHAREHOLDER RIGHTS PLAN OF INTER PIPELINE LTD. (INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN)).

SUPPLEMENTAL LETTER OF TRANSMITTAL

for deposit of Common Shares by Electing Shareholders Only

(together with associated rights issued under the shareholder rights plan (“SRP Rights”))

of

INTER PIPELINE LTD.

pursuant to the offer dated February 22, 2021 and notice of variation, change and extension dated June 4, 2021 made by

BISON ACQUISITION CORP.

and

BOOKFIELD INFRASTRUCTURE CORPORATION EXCHANGE LIMITED PARTNERSHIP

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (MOUNTAIN STANDARD TIME) ON JUNE 22, 2021 (THE “EXPIRY TIME”) UNLESS THE OFFER IS ACCELERATED, EXTENDED OR WITHDRAWN IN ACCORDANCE WITH ITS TERMS.

Pursuant to the offer dated February 22, 2021 (the “Original Offer to Purchase”) and the notice of variation, change and extension dated June 4, 2021 (the “Notice of Variation, Change and Extension” and together with the Original Offer to Purchase, the “Offer”) made by Bison Acquisition Corp. (“Bison”) and Brookfield Infrastructure Corporation Exchange Limited Partnership (“Exchange LP”, and collectively with Bison, the “Offeror”), to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding common shares (“Common Shares”) of Inter Pipeline Ltd. (“IPL”), together with the associated rights (the “SRP Rights”) issued under the shareholder rights plan of IPL (the “Shareholder Rights Plan”), holders of Common Shares (the “Shareholders”) can subject to pro-ration as set out in the Original Offer to Purchase and Circular (as defined herein), as varied and supplemented by the Notice of Variation, Change and Extension:

(i)	to receive $19.50 in cash for each Common Share (“Cash Consideration”);

(ii)	to receive 0.225 of a Brookfield Infrastructure Corporation class A exchangeable subordinate voting share for each Common Share (“Share Consideration”);

(iii)	in respect of Electing Shareholders (as defined herein) to receive 0.225 of a class B exchangeable limited partnership unit of Exchange LP (the “Unit Consideration”);

(iv)

in respect of Shareholders other than Electing Shareholders to receive Cash Consideration for some of their Common Shares and Share Consideration for some of their Common Shares, subject in each case, to pro-ration as set out in the Offer to Purchase and Circular, as varied and supplemented by the Notice of Variation, Change and Extension; or

(v)

in respect of Electing Shareholders, to receive Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares, subject to pro-ration as set out in the Offer to Purchase and Circular, as varied and supplemented by the Notice of Variation, Change and Extension and subject to the Supplementary Election (as defined herein).

Only Shareholders that are resident in Canada and are not exempt from tax under the Tax Act may elect to receive Unit Consideration under the Offer (Shareholders that so elect, being “Electing Shareholders”). Shareholders who hold their shares through a tax-exempt account, including but not limited to registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan, or a tax-free savings account are not an eligible Electing Shareholder.

Shareholders not resident in Canada for Canadian tax purposes (Shareholders resident in the United States or another country other than Canada) are not eligible to receive Exchangeable LP Units under the Offer.

This Supplementary Letter of Transmittal is for use by Electing Shareholders only. If a Shareholder (i) is not resident in Canada, (ii) is exempt from tax under the Tax Act, or (iii) is not electing to receive Unit Consideration in respect of some or all of its Common Shares under the Offer, that Shareholder should NOT use this Supplementary Letter of Transmittal, and should instead use the original Letter of Transmittal (printed on YELLOW paper) that accompanied the Original Offer to Purchase and Circular sent to Shareholders on February 22, 2021.

Shareholders should consult their own tax advisors to determine the particular tax consequences to them of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Note:

Shareholders depositing Common Shares must complete the following steps, as set out in this Supplemental Letter of Transmittal

1.	Step 1 – The Common Shares Being Deposited, on page 4

2.	Step 2 –Choices for Cash and/or Shares and/or Units, on page 6

3.	Step 3 – Provide Offeror With Payment and Delivery Instructions, on page 8

4.	Step 4 – Shareholder Signature, on page 10

5.	Step 5 – Make the Following Declarations, on page 11

The terms and conditions of the Offer are incorporated by reference in this Supplemental Letter of Transmittal. The Original Offer to Purchase and accompanying Circular dated February 22, 2021 (the “Original Offer to Purchase and Circular”) and the Notice of Variation, Change and Extension dated June 4, 2021 contain important information and Shareholders are urged to read the Original Offer to Purchase and Circular and the Notice of Variation, Change and Extension in their entirety. Capitalized terms used but not defined in this Supplemental Letter of Transmittal which are defined in the Original Offer to Purchase and Circular or in the Notice of Variation, Change and Extension have the respective meanings ascribed thereto in the Offer to Purchase and Circular or the Notice of Variation, Change and Extension, as applicable.

Shareholders not resident in Canada for Canadian tax purposes (Shareholders resident in the United States or another country other than Canada) are not eligible to choose Unit Consideration under the Offer and should instead use the original Letter of Transmittal (printed on YELLOW paper) to tender their Common Shares.

All dollar references in this Supplemental Letter of Transmittal refer to Canadian dollars, except where otherwise indicated.

The Depositary and the Information Agent (the address and telephone number of which are on the back page of this Supplemental Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Supplemental Letter of Transmittal.

DELIVERY OF THIS SUPPLEMENTAL LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE OF THIS SUPPLEMENTAL LETTER OF TRANSMITTAL WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS SUPPLEMENTAL LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

Please read carefully the Instructions set forth on page 16 before completing this Supplemental Letter of Transmittal.

TO:	BISON ACQUISITION CORP.

TO:	BROOKFIELD INFRASTRUCTURE CORPORATION EXCHANGE LIMITED PARTNERSHIP

AND TO:	LAUREL HILL ADVISORY GROUP, as Depositary

STEP 1: THE COMMON SHARES BEING TRANSMITTED

The undersigned delivers to you the enclosed Certificate(s) or DRS (Direct Registration System) advices representing Common Shares deposited under the Offer. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Common Shares upon the terms and conditions contained in the Offer and hereby assigns all right, title and interest therein to the Offeror. Unless waived by the Offeror, Shareholders are required to deposit the SRP Right associated with each Common Share prior to the Expiry Time in order to effect a valid deposit of the Common Share under the Offer or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. The undersigned understands that by depositing Common Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights. For greater certainty, deposit of SRP Rights certificates only, will not result in payment of the consideration. The following are the details of the enclosed Certificate(s) or DRS advices:

BOX 1
DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Supplemental Letter of Transmittal in the form below.)

Certificate or Holder Identification Number(s), (if available)	Name(s) in which IPL Common Shares is (are) Registered (please fill in exactly as name(s) appear(s) on DRS advices or Certificate(s))***	Total Number of Common Shares Represented by DRS advice or Certificate(s)*	Number of Deposited Common Shares*

TOTAL:
SRP RIGHTS** (To be completed if necessary.)

Certificate or Holder Identification Number(s) (if available)	Name(s) in which IPL Common Shares is (are) Registered (please fill in exactly as name(s) appear(s) on DRS advices or Certificate(s))***	Total Number of SRP Rights Represented by DRS advice or Certificate(s)*	Number of Deposited SRP Rights*

TOTAL:

(If space is not sufficient, please attach a list in the above form.) A certificate number does not need to be provided if Common Shares are represented by a DRS advice/statement.

☐ Some or all of my Common Share certificates have been lost, stolen or destroyed. Please review Instruction 12 for the procedure to replace lost or destroyed certificates. (Check box if applicable)

*            Unless otherwise indicated, the total number of Common Shares and SRP Rights evidenced by all Certificates delivered will be deemed to have been deposited. See Instruction 7 of this Supplemental Letter of Transmittal, “Partial Deposits”.

**          The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights, or such other written document (including without limitation a Direct Registration System statement or other book-entry confirmation) evidencing registered ownership of the SRP Rights (“Rights Certificates”). If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by IPL to the Shareholders prior to the time that the undersigned’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with this Supplemental Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Common Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below and in the Offer to Purchase and Circular. See Instruction 2, “Procedure for Guaranteed Delivery”. In any case, a deposit of Common Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in this Supplemental Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive from a Shareholder, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Common Shares deposited by the undersigned.

***        If Common Shares are registered in different names, a separate Supplemental Letter of Transmittal must be submitted for each different Registered Common Shareholder. Please review Step 4 and Instructions #3, #4 and #5 below.

STEP 2: CHOICE FOR CASH AND/OR SHARES AND/OR UNITS

BLOCK A

TO BE COMPLETED BY ALL ELECTING SHAREHOLDERS BY SELECTING ONE BOX BELOW

Note: You should only complete this Supplemental Letter of Transmittal if you are not a non-resident of Canada within the meaning of the Income Tax Act (Canada) and not exempt from income tax under the Income Tax Act (Canada). Shareholders are encouraged to consult their legal and financial advisors prior to making an election to receive Exchangeable LP Units. Please note that Common Shares are exchangeable for Exchangeable LP Units on a ratio of 0.225 of an Exchangeable LP Unit for each Common Share.

Each holder completing this Supplemental Letter of Transmittal represents that it is an eligible Electing Shareholder being a resident of Canada (or if a partnership, a “Canadian partnership”) within the meaning of the Income Tax Act (Canada) and that it is not exempt from tax.

Each holder completing this Supplemental Letter of Transmittal will have the ability to file a Joint Tax Election as described in the Offer. Details of the mechanics to make such Joint Tax Election will be provided separately to eligible Electing Shareholders that elect to receive Unit Consideration.

An eligible Electing Shareholder must elect to receive Unit Consideration in respect of some or all of its Common Shares under the Offer in order to use this Supplemental Letter of Transmittal (printed on BLUE paper). Otherwise, the original Letter of Transmittal (printed on YELLOW paper) that accompanied the Original Offer to Purchase and Circular sent to Shareholders on February 22, 2021 should be used instead.

Any Electing Shareholder who does not properly choose all Unit Consideration for their Common Shares or Unit Consideration for a portion of their Common Shares and Cash Consideration and/or Share Consideration for the balance of their Common Shares in accordance with options below, with respect to the Common Shares deposited hereunder will be deemed to have chosen to receive all Cash Consideration and will no longer be considered to be an Electing Shareholder.

OPTION A – Election for only Unit Consideration

❑	ELECTION TO RECEIVE ONLY EXCHANGEABLE LP UNITS

Please check this box if you wish to receive only the Exchangeable LP Units for each of your Common Shares, and not to receive the Cash Consideration or Share Consideration. Please note that if your election for only Exchangeable LP Units is prorated, based on the Maximum Unit Consideration, the balance of the Consideration to which you are entitled will be paid as Cash Consideration, subject to the Supplementary Election in Block B below.

By checking this box you are confirming you are resident in Canada (or if a partnership, a “Canadian partnership”) for the purposes of the Income Tax Act (Canada). Specifically you are not resident in the United States or another country other than Canada for Canadian tax purposes.

OPTION B – Election for a Combination of Consideration

The undersigned hereby elects to receive Cash Consideration and/or Share Consideration for a portion of its Common Shares and Unit Consideration for the balance of its Common Shares deposited hereunder as follows:

                         NUMBER OF COMMON SHARES DEPOSITED FOR CASH CONSIDERATION

Please write the number of Common Shares you wish to deposit hereunder for Cash Consideration of $19.50 per Common Share.

                         NUMBER OF COMMON SHARES DEPOSITED FOR SHARE CONSIDERATION

Please write the number of Common Shares you wish to deposit hereunder for Share Consideration of 0.225 of a BIPC Share per Common Share.

                         NUMBER OF COMMON SHARES DEPOSITED FOR UNIT CONSIDERATION

Please write the number of Common Shares you wish to deposit hereunder for Unit Consideration of 0.225 of an Exchangeable LP Unit per Common Share.

By completing the blanks above, you are confirming you are resident in Canada (or if a partnership, a “Canadian partnership”) for the purposes of the Income Tax Act (Canada). Specifically you are not resident in the United States or another country other than Canada for Canadian tax purposes.

The total number of Common Shares tendered under Option B – “Election for a Combination of Consideration” must equal the total number of Common Shares deposited under this Supplemental Letter of Transmittal.

If the total number of Common Shares specified in Option B – “Election for a Combination of Consideration” is less than the total number of Common Shares deposited under this Supplemental Letter of Transmittal, the Electing Shareholder will be deemed to have elected Cash Consideration for the balance of its Common Shares deposited hereunder.

If the total number of Common Shares specified in Option B – “Election for a Combination of Consideration” exceeds the total number of Common Shares deposited under this Supplemental Letter of Transmittal, the number of Common Shares in respect of which the Electing Shareholder has elected Unit Consideration will be deemed to be reduced by a number such that the total number of Common Shares specified equals the number of Common Shares deposited hereunder.

Please note that if your election for only Exchangeable LP Units or BIPC Shares is prorated, based on the Maximum Unit Consideration or the Maximum Share Consideration, the balance of the Consideration to which you are entitled will be paid as Cash Consideration.

BLOCK B

SUPPLEMENTARY ELECTION

TO BE COMPLETED ONLY BY ELECTING SHAREHOLDERS THAT SELECTED OPTION A ABOVE

Note: You should only complete this Block B if you selected Option A – “Election for Only Unit Consideration” in Block A above, AND if, in the event you would receive Cash Consideration due to pro-rating, you wish to receive additional Exchangeable LP Units issued in accordance with the terms set out below, in lieu of the Cash Consideration to which you would otherwise be entitled.

Indicate whether you wish to make a Supplementary Election (as defined below):

☐	The undersigned hereby makes a Supplementary Election

By indicating as such above, in the event that the undersigned would otherwise receive an amount of Cash Consideration as part of the consideration received by the undersigned (such amount being the “Pro-rated Cash Amount”) as a result of pro-rating, then the undersigned hereby elects (a “Supplementary Election”) to receive in lieu of the Pro-rated Cash Amount, additional Exchangeable LP Units (the “Supplementary Unit Consideration”). The number of Exchangeable LP Units that will be issued to the undersigned, if any, pursuant to the Supplementary Election will be equal to the Pro-rated Cash Amount, divided by a price per Exchangeable LP Unit equal to the volume weighted average trading price of the BIPC Shares on the TSX for the 5 trading days prior to the Expiry Time.

STEP 3: PROVIDE OFFEROR WITH PAYMENT AND DELIVERY INSTRUCTIONS

Before signing this Supplemental Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK C PAYMENT INSTRUCTIONS (see Instruction 3) ISSUE BIPC SHARES and/or CHEQUE and/or EXCHANGEABLE LP UNITS IN THE NAME OF: (please print or type)	BLOCK D DELIVERY INSTRUCTIONS SEND BIPC SHARES and/or CHEQUE and/or EXCHANGEABLE LP UNITS (unless BLOCK C is checked) TO: (please print or type) ☐ Same as address in Block A or to:
(Name)	(Name)
(Street Address and Number)	(Street Address and Number)
(City and Province/State)	(City and Province/State)
(Telephone – Business Hours)	(Telephone – Business Hours)
(Email Address)	(Email Address)
(Social Insurance or Business Number)	***The delivery instructions given in Box A or Box B will also be used to return Common Share certificates or email scan DRS advices if required for any reason. See Instruction 6

BLOCK E
SPECIAL PICK-UP INSTRUCTIONS

☐     HOLD BIPC SHARES and/or CHEQUE and/or EXCHANGEABLE LP UNITS, AS APPLICABLE, FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS SUPPLEMENTAL LETTER OF TRANSMITTAL IS DEPOSITED

       (Check box)

BLOCK F

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

BLOCK G

DEALER OR BROKER SOLICITING ACCEPTANCE OFFER

(See Instruction 8)

The owner signing this Supplemental Letter of Transmittal represents that the dealer or broker who solicited and obtained this deposit is: (please print or type)

(Firm)	(Registered Representative)	(Telephone Number)

☐	CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED

STEP 4: SHAREHOLDER SIGNATURE

By signing below, the undersigned expressly agrees to the terms and conditions set forth in this Supplemental Letter of Transmittal.

This Supplemental Letter of Transmittal must be signed below by the registered Shareholder(s) exactly as name(s) appear(s) on the Certificate(s) representing the Deposited Common Shares, or by person(s) authorized to become registered holder(s) by Certificate(s) and documents transmitted herewith, or, pursuant to Instruction 5, by a fiduciary or authorized representative.

BLOCK H SIGNATURE
Signature guaranteed by (if required under Instruction 3):	Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Shareholder or Authorized Representative

(Social Insurance or Business Number)

Address (where Shareholder resides)

Email Address

STEP 5: MAKE THE FOLLOWING DECLARATIONS

The abovesigned hereby acknowledges receipt of the Original Offer to Purchase and Circular and the Notice of Variation, Change and Extension and acknowledges that there will be a binding agreement between the abovesigned and the Offeror effective immediately following the time at which the Offeror takes up the Common Shares covered by this Supplemental Letter of Transmittal (the “Deposited Common Shares”) and delivers them to the Depositary in accordance with the terms and subject to the conditions of the Offer. The abovesigned represents and warrants that:

(a)	the abovesigned has received the Original Offer to Purchase and Circular and the Notice of Variation, Change and Extension;

(b)

the abovesigned has full power and authority to deposit, sell, assign and transfer the Deposited Common Shares and all rights and benefits arising from such Deposited Common Shares, including, without limitation, the benefit of any and all dividends, distributions, payments, securities, property or other interests including SRP Rights that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Common Shares or any of them on and after the date of the Offer (other than dividends on the Common Shares that are consistent with IPL’s publicly disclosed dividend policy as of the date of the Offer), including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”), to the Offeror;

(c)	the abovesigned has good title to and is the beneficial owner of the Deposited Common Shares and any Distributions deposited under the Offer;

(d)

the Deposited Common Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Common Shares or Distributions, to any other person;

(e)	the deposit of the Deposited Common Shares and Distributions complies with applicable Laws; and

(f)

when the Deposited Common Shares are taken up and paid for by the Offeror, the Offeror will acquire good title thereto (and to any Distributions), free and clear of all security interests, liens, restrictions, charges, encumbrances, claims and rights of others.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, on the terms and subject to the conditions set forth in the Offer and in this Supplemental Letter of Transmittal, subject only to withdrawal rights set out in the Offer, the abovesigned irrevocably accepts the Offer for and in respect of the Deposited Common Shares and (unless deposit is made pursuant to the procedure for book-entry transfers) delivers to the Offeror the enclosed Common Share Certificate(s) and Rights Certificate(s), if applicable, representing the Deposited Common Shares and the SRP Rights, and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Common Shares and in and to all rights and benefits arising from such Deposited Common Shares including, without limitation, the SRP Rights, whether or not separated from the Common Shares, and any and all Distributions.

The abovesigned acknowledges that under certain circumstances the Offeror may, among other things, (i) vary the terms of the Offer, including, without limitation, by extending or abridging the period during which Common Shares may be deposited under the Offer where permitted by Law (see Section 5 of the Original Offer to Purchase, “Extension, Variation or Change in the Offer”), or (ii) make such adjustments as it considers appropriate to the consideration payable by the Offeror under the Offer and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect any changes on or after the date of the Offer in the Common Shares or IPL’s capitalization (including, without limitation, the division, combination, reclassification, consolidation or conversion of the Common Shares, the issuance of any Common Shares, the issuance, grant or sale of any securities convertible into Common Shares, or the disclosure that IPL has taken or intends to take any such action) (see Section 9 of the Original Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”). In addition, the abovesigned acknowledges that if, on or after the date of the Offer, IPL should declare, set aside, allot or reserve any Distributions that are payable or distributable to Shareholders on a record date prior to the date of transfer into the name of the Offeror or its intermediary or transferee on the securities registers maintained by or on behalf of IPL in respect of Common Shares, then the Offeror may reduce the consideration payable by the Offeror under the Offer or the abovesigned may be required to promptly transfer to the Offeror such Distributions, all in accordance with the terms of the Offer (see Section 9 of the Original Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”).

If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by IPL to the Shareholders prior to the time that the holder’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with this Supplemental Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Common Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. See Instruction 2, “Procedure for Guaranteed Delivery”.

In any case, a deposit of Common Shares constitutes an agreement by the abovesigned to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in this Supplemental Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Common Shares deposited by the abovesigned.

The abovesigned irrevocably constitutes and appoints, effective at and after the time (the “Effective Time”) that the Offeror takes up the Deposited Common Shares, each director and officer of the Offeror and any other person designated by the Offeror in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Deposited Common Shares (which Deposited Common Shares upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Shareholder:

(a)	to register or record the transfer and/or cancellation of such Purchased Securities to the extent consisting of securities on the appropriate securities registers maintained by or on behalf of IPL;

(b)

for so long as any such Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Laws), as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all such Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Shareholder in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of IPL;

(c)

to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Shareholder; and

(d)	to exercise any other rights of a Shareholder with respect to such Purchased Securities.

The abovesigned accepts the Offer under the terms of this Supplemental Letter of Transmittal (including by book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Common Shares or any Distributions. The abovesigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Common Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Common Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 7 of the Original Offer to Purchase, “Withdrawal of Deposited Common Shares”.

The abovesigned also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of IPL and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The abovesigned covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority herein conferred or agreed to be conferred is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the abovesigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the abovesigned and all obligations of the abovesigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the abovesigned.

The Depositary will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares under the Offer.

All cash payments under the Offer will be made in Canadian dollars.

No certificates representing fractional BIPC Shares or Exchangeable LP Units shall be issued under the Offer. In lieu of any fractional BIPC Shares or Exchangeable LP Units, each Shareholder otherwise entitled to a fractional interest in BIPC Shares or Exchangeable LP Units will receive the nearest whole number of BIPC Shares or Exchangeable LP Units. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of BIPC Shares or Exchangeable LP Units to be issued will be rounded up to the nearest whole number and where such fractional interest is less than 0.5, the number of BIPC Shares or Exchangeable LP Units to be issued will be rounded down to the nearest whole number. In calculating such fractional interests, all Common Shares registered in the name of or beneficially held by such Shareholder or his or her nominee shall be aggregated.

Settlement with each Shareholder who has deposited (and not withdrawn) Common Shares under the Offer will be made by the Depositary issuing or causing to be issued a cheque (except for payments in excess of $25 million, which will be made by wire transfer, as set out in this Supplemental Letter of Transmittal) payable in Canadian funds and/or a certificate for Share Consideration and/or a certificate for Unit Consideration, as applicable, in the amount to which the person depositing Common Shares is entitled. Unless otherwise directed by this Supplemental Letter of Transmittal, the cheque and/or the certificate for Share Consideration and/or the certificate for Unit Consideration, as applicable, will be issued in the name of the registered holder of the Common Shares so deposited. Unless the person depositing the Common Shares instructs the Depositary to hold the cheque and/or the certificate for Share Consideration and/or the certificate for Unit Consideration, as applicable, for pick-up by checking the appropriate box (Block E) in this Supplemental Letter of Transmittal, the cheque and/or the certificate for Share Consideration and/or the certificate for Unit Consideration will be forwarded by first class mail to such person at the address specified in this Supplemental Letter of Transmittal. If no such address is specified, the cheque and/or the certificate for Share Consideration and/or the certificate for Unit Consideration will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of IPL. Cheques and/or certificates for Share Consideration and/or Certificates for Unit Consideration mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder.

The abovesigned understands that no physical certificate(s) for Share Consideration and/or Unit Consideration will be issued as Share Consideration and/or Unit Consideration, as applicable, to

Shareholders upon take-up and payment for the Deposited Common Shares; rather, a DRS Statement will be delivered by the Depositary and Share Consideration and/or Unit Consideration will be held in the name of the applicable Shareholder and registered electronically in the Offeror’s records.

The abovesigned further understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of Common Shares purchased by the Offeror, regardless of any delay in making payments for Common Shares.

Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment of Cash Consideration to the abovesigned in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the abovesigned involving a payment in excess of $25 million, if applicable, will be made only in accordance with wire transfer instructions provided by the abovesigned to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the abovesigned promptly following the Expiry Time for purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the abovesigned of wire transfer instructions will not entitle the abovesigned to interest or other compensation in addition to the amounts to which the abovesigned is entitled pursuant to the Offer.

Any Deposited Common Shares that are not taken up and paid for by the Offeror under the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either (i) sending Certificates representing the Common Shares not purchased by first class mail to the address of the depositing Shareholder specified in this Supplemental Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities register maintained by or on behalf of IPL, or (ii) in the case of Common Shares deposited by book-entry transfer of such Common Shares pursuant to the procedures set out in Section 3 of the Original Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, such Common Shares will be credited to the depositing holder’s account maintained with CDS or DTC, as applicable.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom Shareholders own Common Shares may charge a fee to tender any such Common Shares on their behalf. Shareholders should consult their investment advisor, stock broker, bank, trust company or other intermediary to determine whether any charges will apply.

By reason of the use by the abovesigned of an English language form of Supplemental Letter of Transmittal, the abovesigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Supplemental Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

INSTRUCTIONS

USE THIS SUPPLEMENTAL LETTER OF TRANSMITTAL IF:

1.	IF YOU ARE AN ELIGIBLE ELECTING SHAREHOLDER AND YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING COMMON SHARE CERTIFICATE(S);

OR

3.	YOU PREVIOUSLY DELIVERED A NOTICE OF GUARANTEED DELIVERY.

ELECTING SHAREHOLDERS WHO ACCEPT THE OFFER THROUGH A CDS BOOK-ENTRY TRANSFER WILL BE DEEMED TO HAVE COMPLETED AND SUBMITTED A SUPPLEMENTAL LETTER OF TRANSMITTAL AND BE BOUND BY THE TERMS HEREOF.

1.	Use of Supplemental Letter of Transmittal

(a)

A Supplemental Letter of Transmittal is not to be used by non-registered Shareholders. Most holders of Common Shares are non-registered Shareholders because the Common Shares they beneficially own are not registered in their names, but are instead registered in the name of an investment dealer, bank, trust company or other intermediary. Shareholders whose Common Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

(b)

This Supplemental Letter of Transmittal, or a manually executed facsimile hereof, properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 3 below, together with accompanying outstanding Certificate(s) representing the Deposited Common Shares (or, alternatively, Book-Entry Confirmation with respect thereto) and all other documents required by the terms of the Offer and this Supplemental Letter of Transmittal must be physically received by the Depositary at its office specified in this Supplemental Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on June 22, 2021, the Expiry Time, unless the Offer is accelerated, extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(c)

The method used to deliver this Supplemental Letter of Transmittal, any accompanying outstanding Certificate(s) (“Certificate” means, as the context requires, any physical share certificate, or rights certificate, of IPL or a direct registration system advice commonly referred to as a DRS Advice or a similar document evidencing the electronic registration of ownership of Common Shares or SRP Rights) representing Common Shares (and if applicable, the Rights Certificates), and all other required documents is at the option and risk of the Shareholder depositing these documents. The Offeror recommends that these documents be delivered by courier to the Depositary or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is recommended that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon physical receipt by the Depositary. Delivery by email scan or facsimile is only acceptable if accompanied by DRS advices/statements where there is no change in registration or address.

(d)

Shareholders can also accept the Offer by following the procedures for book-entry transfer set forth in Section 3 of the Original Offer to Purchase, “Manner of Acceptance — Acceptance by Book- Entry Transfer”. A Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Supplemental Letter of Transmittal. Shareholders who accept the Offer through a CDS book-entry transfer will be deemed to have completed and submitted a Supplemental Letter of Transmittal and be bound by the terms hereof. Accordingly, where Common Shares are deposited by book-entry transfer without delivery of an executed Supplemental Letter of Transmittal, unless the context otherwise requires, references herein to the “undersigned” and “abovesigned” are to the person on whose behalf that book-entry transfer is made (notwithstanding that such person has not executed a Supplemental Letter of Transmittal).

(e)	Other than as set out in paragraph (d) above, references herein to the “undersigned” and “abovesigned” are to the Shareholder identified in Block H.

2.	Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (i) the Certificate(s) representing such Common Shares is (are) not immediately available; (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (iii) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)

a properly completed and executed Notice of Guaranteed Delivery (printed on PINK paper) in the form accompanying the Offer, or a manually executed facsimile thereof, including the guarantee of delivery by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)

the Certificate(s) representing all Deposited Common Shares, in proper form for transfer, and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the SRP Rights, together with this Supplemental Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in this Supplemental Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares and, in the case of DTC accounts, a Supplemental Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Supplemental Letter of Transmittal, and all other documents required by the terms of the Offer and this Supplemental Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in this Supplemental Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard time) on the second trading day on the TSX after the Expiry Time; and

(d)

in the case of SRP Rights where the Separation Time has occurred prior to the Expiry Time, but Rights Certificates have not been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing all deposited SRP Rights, together with this Supplemental Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in this Supplemental Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights and, in the case of DTC accounts, a Supplemental Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Supplemental Letter of Transmittal, and all other documents required by the terms of the Offer and this Supplemental Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in this Supplemental Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

The Notice of Guaranteed Delivery must be delivered by courier or transmitted by facsimile, e-mail or mailed to the Depositary at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Supplemental Letter of Transmittal and accompanying Certificate(s) representing Common Shares (and, if applicable, the Rights Certificate(s)) and all other required documents to an address or transmission by facsimile or e-mail to a facsimile number or e-mail address other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks in Canada or the United States.

3.	Signatures

This Supplemental Letter of Transmittal must be completed and executed by the Shareholder accepting the Offer described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 5).

(a)	If this Supplemental Letter of Transmittal is signed by the registered holder(s) of the accompanying Certificate(s), such signature(s) on this Supplemental Letter of

Transmittal must correspond exactly with the name(s) as registered or as written on the face of such Certificate(s) without any change whatsoever, and the Certificate(s) need not be endorsed. If such Certificate(s) is (are) owned of record by two or more joint holders, all such holders must sign this Supplemental Letter of Transmittal.

(b)

Notwithstanding Instruction 3(a), if this Supplemental Letter of Transmittal is executed by a person other than the registered holder(s) of the Certificate(s) deposited herewith, or if the cheques and/or certificates for BIPC Shares and/or certificates for Exchangeable LP Units is (are) to be issued or delivered to a person other than the registered holder(s), or if the Certificate(s) representing Common Shares in respect of which the Offer is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of IPL:

(i)	the accompanying Certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s);

(ii)

the signature(s) on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as written on the face of the Certificate(s); and

(iii)

such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Guarantee of Signatures

If this Supplemental Letter of Transmittal is executed by a person other than the registered holder(s) of the Common Share Certificate(s) deposited herewith or in the circumstances set out in Instruction 3(b), such signatures must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Supplemental Letter of Transmittal or any share Certificate or share transfer power of attorney is executed by a person on behalf of an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Supplemental Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. Either of the Offeror or the Depositary, at its sole discretion, may require additional evidence of authority or additional documentation.

6.	Delivery Instructions

If any cheques and/or certificates for BIPC Shares and/or certificates for Exchangeable LP Units is (are) to be sent to or, in respect of partial deposits of Common Shares, Certificates representing Common Shares are to be returned to, someone at an address other than the address of the Shareholder as it appears in Block C on this Supplemental Letter of Transmittal, entitled “Payment Instructions”, then Block D on this Supplemental Letter of Transmittal, entitled “Delivery Instructions”, should also be completed. If Block D is not completed, any cheques and/or certificates for BIPC Shares and/or certificates for Exchangeable LP Units will be mailed to the depositing Shareholder at the address of such Shareholder as it appears in Block C or, if no address is provided in Block C, then it will be mailed to the address of such Shareholder as it appears on the securities register maintained by or on behalf of IPL. Any cheques and/or certificates for BIPC Shares and/or certificates for Exchangeable LP Units mailed in accordance with the terms of the Offer and this Supplemental Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.	Partial Deposits

If less than the total number of Common Shares evidenced by any Certificate(s) submitted is to be deposited, fill in the number of Common Shares to be deposited in the appropriate space in Box 1, entitled “Description of Common Shares Deposited Under the Offer” on this Supplemental Letter of Transmittal. In such case, new Certificate(s) for the number of Common Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time (unless such holder completes Block D on this Supplemental Letter of Transmittal). The total number of Common Shares evidenced by all Certificates delivered will be deemed to have been deposited unless otherwise indicated. Note that this Instruction is not applicable to holders who deposit their Common Shares by book-entry transfer.

8.	Solicitation

The Offeror may, in its sole discretion, retain the services of a dealer manager to form and manage a soliciting dealer group to solicit acceptances of the Offer on terms and conditions, including the payment of fees and reimbursement of expenses, as are customary in a retainer agreement for such services. The Offeror expects that if a dealer manager is engaged and/or a soliciting dealer group is formed, then the Offeror will provide notice of such event by press release and/or such other means as the Offeror may determine. Investment advisors or registered representatives employed by soliciting dealers, if any, may solicit their clients to tender their Common Shares to the Offer.

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block G on this Supplemental Letter of Transmittal, entitled “Dealer or Broker Soliciting Acceptance of the Offer”, and present a list of beneficial holders, if applicable.

9.	Currency of Payment

All cash payments under the Offer will be paid in Canadian dollars.

10.	Miscellaneous

(a)

If the space in Box 1 of this Supplemental Letter of Transmittal is insufficient to list all Certificates for Common Shares or SRP Rights, additional Certificate numbers and numbers of securities may be included on a separate signed list affixed to this Supplemental Letter of Transmittal.

(b)	If Deposited Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Supplemental Letter of Transmittal should be signed for each different registration.

(c)

No alternative, conditional or contingent deposits will be accepted and no fractional Common Shares will be purchased. All depositing Shareholders by execution of this Supplemental Letter of Transmittal waive any right to receive any notice of the acceptance of Deposited Common Shares for payment, except as required by applicable Laws.

(d)

The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta and all courts competent to hear appeals therefrom.

(e)

The Offeror will not pay any fees or commissions to any stockbroker, dealer or other person for soliciting deposits of Common Shares under the Offer, other than to members of the Soliciting Dealer Group and the Depositary and except as otherwise set out in the Original Offer to Purchase and Circular.

(f)	Before completing this Supplemental Letter of Transmittal, you are urged to read the Original Offer to Purchase and Circular and the Notice of Variation, Change and Extension.

(g)

All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in any deposit of any Common Shares. There shall be no duty or obligation on the Offeror, the Depositary, or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Original Offer to Purchase and Circular, the Notice of Variation, Change and Extension, this Supplemental Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in the Original Offer to Purchase and Circular and the Notice of Variation, Change and Extension.

(h)

Additional copies of the Offer to Purchase and Circular, this Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary at the address specified in this Supplemental Letter of Transmittal. Copies of this Supplemental Letter of Transmittal and related materials may also be accessed at www.sedar.com or at www.ipl-offer.com.

(i)

Deposits of Common Shares will not be accepted from or on behalf of Shareholders in any jurisdiction outside of Canada in which the acceptance of the Offer would not be in compliance with the laws of that jurisdiction.

11.	Lost Certificates

If a Certificate representing Common Shares has been lost, stolen, mutilated or destroyed, this Supplemental Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary at its office specified in this Supplemental Letter of Transmittal. The Depositary will forward such letter to IPL’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a Certificate representing Common Shares has been lost, stolen, mutilated or destroyed, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement Certificate in sufficient time to permit the Common Shares represented by the replacement Certificate to be deposited under the Offer at or prior to the Expiry Time.

12.	Assistance

Questions and requests for assistance in accepting the Offer and in depositing Common Shares with the Depositary may be directed to the Information Agent, Laurel Hill Advisory Group, by telephone at 1-877- 452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com. Shareholders may also contact their brokers or other intermediaries for assistance concerning the Offer.

The Information Agent and Depositary for the Offer is:

Laurel Hill Advisory Group

70 University Avenue, Suite 1440

Toronto, ON M5J 2M4

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

E-mail:

assistance@laurelhill.com

FOR DEPOSITING SHARES

By E-mail:

ipl-offer@laurelhill.com

By Facsimile:

1-416-646-2415

By Mail:

PO Box 370 STN Adelaide Toronto, Ontario M5C 2J5 Canada

By Registered Mail:

70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

Any questions or requests for assistance or additional copies of this Supplemental Letter of Transmittal and the Original Offer to Purchase and Circular and the Notice of Variation, Change and Extension may be directed by the Shareholders to the Information Agent and Depositary as set out above. You may also contact your broker or other intermediary for assistance concerning the Offer. To keep current with further developments and information about the Offer, visit www.ipl-offer.com.